Exhibit 99.1

MCG Diagnostics Corporation 350 Oak Grove Parkway St. Paul, MN 55127 USA Telephone: (651) 484-4874 Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

MGC Diagnostics Corporation Completes Sale of New Leaf
Business Assets to Life Time – The Healthy Way of
Life Company

SAINT PAUL, MN (August 30, 2012) — MGC Diagnostics Corporation (NASDAQ: MGCD), (formerly Angeion Corporation (NASDAQ:ANGN)), a global medical technology company, today announced it has sold the assets of its New Leaf business to Life Time Fitness, Inc. (NYSE: LTM) effective August 28, 2012. Under the transaction, Life Time paid MGC Diagnostics $1.0 million at closing, and will pay an additional $235,000 over the next 18 months.

Gregg O. Lehman, Ph.D., president and chief executive officer of MGC Diagnostics, said, “We are pleased to have completed this sale to Life Time. I believe that as part of Life Time’s Healthy Way of Life service offerings, the New Leaf technology will continue to grow and thrive.”

Under the transaction, MGC Diagnostics sold Life Time its New Leaf-related software and support materials, New Leaf product inventory, and New Leaf trademarks, service marks, and websites. The Company also licensed to Life Time certain patents and other intellectual property for use in the general wellness and health and fitness field. MGC Diagnostics retained all rights to this intellectual property in the medical field. Finally, MGC Diagnostics and Life Time entered into a Transition and Supply Agreement that runs through June 30, 2014 to transition the New Leaf business to Life Time.

In connection with the transaction, the Company will wind down its non-Life Time New Leaf business. The Company will continue to provide its existing New Leaf customers, other than Life Time, with products and service under ongoing contractual obligations through June 30, 2014.

The Company expects to recognize revenue and expense associated with its on-going obligations to Life Time under the Transition and Supply Agreement, and expects to incur revenue and expenses from the products and services sold to non-Life Time customers during the period through June 30, 2014.

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of August 30, 2012, the Company operated 105 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC(SM) brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

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About MGC Diagnostics

MGC Diagnostics Corporation (NASDAQ: MGCD), (formerly Angeion Corporation), is a global medical technology company dedicated to CardioRespiratory health solutions. MGC Diagnostics develops, manufactures and markets non-invasive diagnostic systems. This portfolio of products provide solutions for disease detection, integrated care, and wellness across the spectrum of CardioRespiratory healthcare. The Company’s products are sold internationally through distributors and in the United States through a direct sales force targeting heart and lung specialists located in hospitals, university-based medical centers, medical clinics, physicians’ offices, pharmaceutical companies, medical device manufacturers, and clinical research organizations (CROs). For more information about MGC Diagnostics, visit www.mgcdiagnostics.com.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, MGC Diagnostics Corporation may make forward−looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward−looking statements, the Company claims the protection of the safe harbor for forward−looking statements contained in federal securities laws. These forward−looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward−looking statements. For a list of these factors¸ see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,“ in the Company’s Form 10-K for the year ended October 31, 2011, and any updates in subsequent filings on From 10-Q or Form 8-K under the Securities Exchange Act of 1934.

Contact:	Robert M. Wolf MGC Diagnostics Corporation Chief Financial Officer (651) 484-4874	Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC (602) 889-9700 mgcd@lythampartners.com

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